UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2019

THE MICHAELS COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36501	37-1737959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive

Irving,  Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972)  409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On August 30, 2019, Michaels Stores, Inc. (“MSI”), as borrower, and Michaels Funding, Inc. and certain of MSI’s subsidiaries, as guarantors, entered into a First Amendment to Third Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent under the Revolving Credit Facility (as defined below), the lenders party thereto, Wells Fargo, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as joint lead arrangers and joint bookrunners, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, which amends MSI’s senior secured asset-based loan facility (the “Revolving Credit Facility” and the Revolving Credit Facility, as amended by the Amendment, is referred to herein as the “Amended Revolving Credit Facility”).

The Amendment extends the maturity date of the Revolving Credit Facility to August 30, 2024, subject to an earlier springing maturity date if certain of our outstanding indebtedness remains outstanding in principal amount in excess of $100 million and has not been repaid, redeemed, refinanced or cash collateralized or the administrative agent has not taken a reserve therefor as of the 60th day prior to the stated maturity date of such other indebtedness.

The Amended Revolving Credit Facility provides for senior secured financing of up to $850 million, subject to a borrowing base.  The borrowing base under the Amended Revolving Credit Facility equals the sum of (i) 90% of eligible credit card receivables and debit card receivables, plus (ii) 85% of eligible trade receivables, plus (iii) 90% (increasing to 92.5% for the period commencing on October 1st and ending on December 31st of each year) of the appraised net orderly liquidation value of eligible inventory, plus (iv) 90% (increasing to 92.5% for the period commencing on October 1st and ending on December 31st of each year) of the lesser of (x) the appraised net orderly liquidation value of inventory supported by eligible letters of credit and (y) the face amount of eligible letters of credit, minus (v) certain reserves.

The Amended Revolving Credit Facility provides MSI with the right to request up to $200 million of additional commitments under the Amended Revolving Credit Facility from the existing lenders and/or new lenders.  The lenders under the Amended Revolving Credit Facility will not be under any obligation to provide any such additional commitments, and any increase in commitments is subject to customary conditions precedent.  If MSI were to request any such additional commitments, and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased to up to $1,050 million, but MSI’s and its co-borrowers’ (together, the “Borrowers”) ability to borrow under the Amended Revolving Credit Facility would still be limited by the borrowing base.

Borrowings under the Amended Revolving Credit Facility bear interest at a rate per annum equal to, at our option, either (a) a prime rate, determined by reference to the highest of (1) the prime rate of Wells Fargo, (2) the federal funds effective rate plus 0.50% and (3) a LIBO rate subject to certain adjustments plus 1.00%, or (b) a LIBO rate subject to certain adjustments, in each case plus an applicable margin. The applicable margin (i) for prime rate borrowings is (x) 0.25%, if average daily Excess Availability is greater than or equal to 50% of the Loan Cap, and (y) 0.50%, if average daily Excess Availability is less than 50% of the Loan Cap, and (ii) for LIBO rate borrowings is (x) 1.25%, if average daily Excess Availability is greater than or equal to 50% of the Loan Cap, and (y) 1.50%, if average daily Excess Availability is less than 50% of the Loan Cap. Excess Availability under the Amended Revolving Credit Facility means the Loan Cap, plus the amount of unrestricted cash of the Loan Parties held in Wells Fargo accounts (subject to certain limitations), minus the outstanding credit extensions. Same-day borrowings bear interest at the prime rate plus the applicable margin. The Loan Cap is the lesser of (I) the commitment amount and (II) the borrowing base.

The Borrowers are required to pay a commitment fee of 0.25% per annum, subject to reduction to 0.20% when Excess Availability is less than 50% of the Loan Cap, on the unutilized commitments under the Amended Revolving Credit Facility.  In addition, the Borrowers must pay customary letter of credit fees and agency fees.

The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Certain lenders under the Amended Revolving Credit Facility, have engaged in, or may in the future engage in, transactions with, and perform services for, MSI and its affiliates in the ordinary course of business.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description

10.1

First Amendment to Third Amended and Restated Credit Agreement, dated as of August 30, 2019, among Michaels Stores, Inc., Michaels Funding, Inc., various subsidiaries of Michaels Stores, Inc., Wells Fargo Bank, National Association, as administrative agent and collateral agent, the lenders party thereto and the other agents named therein.

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

First Amendment to Third Amended and Restated Credit Agreement, dated as of August 30, 2019, among Michaels Stores, Inc., Michaels Funding, Inc., various subsidiaries of Michaels Stores, Inc., Wells Fargo Bank, National Association, as administrative agent and collateral agent, the lenders party thereto and the other agents named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

	By:	/s/ Denise Paulonis
Denise Paulonis
Executive Vice President – Chief Financial Officer

Date: September 4, 2019